SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                January 22, 1999


                                  IMATRON INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)


        0-12405                                          94-2880078
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(Commission File Number)                    (I.R.S. Employer Identification No.)

389 Oyster Point Boulevard, South San Francisco, CA                      94080
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (650) 583-9964
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 2:  Acquisition or Disposition of Assets.

         Pursuant to a Stock Purchase Agreement entered into between Registrant and Positron Corporation, a Texas corporation ("Positron"), on January 22, 1999 Registrant acquired 9,000,000 shares of Positron's Common Stock, representing majority ownership of the outstanding Common Stock of Positron on a fully-diluted and as-if-converted basis, except for out-of-the-money warrants and options determined as of that date. As a result of the acquisition, Registrant now owns directly 63.6 % of the currently outstanding Common Stock of Positron, and 53.9% of its currently outstanding Common Stock and Common Stock equivalents (consisting of Common Stock equivalents of Series A preferred Stock and Series B Preferred Stock plus accumulated dividends.) Registrant purchased the newly issued Common Shares directly from Positron.

          The consideration for purchase of these securities is a series of affirmative covenants by Registrant designed to recapitalize Positron and support its re-entry into the medical imaging market, as well as a nominal cash payment of $100.00 drawn from working capital. The covenants include making all reasonable efforts to cause the placement of ten product order from Registrant's distributor in Japan over a 36-month period, using its best efforts to arrange for additional third party equity financing for Positron to be contributed over a period of 18 months, and assisting Positron as requested and agreed in preparing materials for the shareholders' meeting which was held in December 1998. It is anticipated that successful achievement of third party equity financing will result in substantial dilution of existing shareholders, including Registrant.

         In connection with execution of the Purchase Agreement, Registrant began making working capital advances available to Positron beginning in May 1998. To date, Registrant has made approximately $600,000 of advances available to Positron.

         As part of these transactions, three of the four directors of Positron resigned immediately preceding the shareholders' meeting in December, 1998, at which meeting the shareholders elected a single director, and approved an amendment to Positron's Articles of Incorporation to increase the authorized Common Stock in order to enable Positron to issue Common Stock to Registrant pursuant to the terms of the Stock Purchase Agreement.

         Immediately following the closing, the sole director of Positron's Board of Directors appointed two nominees of Registrant, S. Lewis Meyer and Gary
H. Brooks, to Positron's Board for a total of three directors. The Board thereupon held a meeting at which it elected Mr. Meyer as Chairman of the Board of Positron and Mr. Brooks as its President, Chief Financial Officer and Secretary. In addition to their positions with Positron, Mr. Meyer remains as the Chief Executive Officer of Registrant and Mr. Brooks remains its Chief Financial Officer.

         Positron designs, manufactures, markets and services advanced medical imaging devices utilizing positron emission tomography technology under the trade-name POSICAM (TM) systems. Registrant has no current plans to merge the two companies, their operations, or their management. The purpose of the acquisition was to acquire control of Positron, make changes to its current management and policies and obtain substantial third party equity financing
which,  if  successful,   will  result  in  substantial   dilution  to  existing
shareholders, including Registrant. The acquisition is not deemed to be a business combination.


Item 7.  Financial Statements and Exhibits.

         Exhibit 1: Stock Purchase Agreement by and between Positron and Registrant (including Schedules and Exhibits).


                  Pursuant to the requirements of the Securities Exchange Act of 1934, Positron has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INATRON INC.



                                  By: /s/ S. LEWIS MEYER
                                  - - - - - - - - - - - - -
                                  S. Lewis Meyer
                                  Chief Executive Officer